As filed with Securities and Exchange Commission on February 12, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cepheid
(Exact Name of Registrant as Specified in its Charter)

California	77-0441625
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

904 Caribbean Drive
Sunnyvale, California 94089-1189
(408) 541-4191
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John L. Bishop
Chief Executive Officer
904 Caribbean Drive
Sunnyvale, California 94089-1189
(408) 541-4191
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Douglas N. Cogen, Esq
Jeffrey R. Vetter, Esq	Robert M. Smith, Esq
Fenwick & West LLP	Dewey Ballantine LLP
275 Battery Street	1950 University Avenue
San Francisco, CA 94111	East Palo Alto, CA 94303
(415) 875-2300	(650) 845-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] Reg. No. 333 — 112074

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Aggregate	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit	Offering Price	Registration Fee

Common Stock, no par value, and associated preferred stock purchase rights	575,000	$11.25	$6,468,750	$819.59

(1)	Includes 75,000 shares subject to the underwriters’ over-allotment option.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Signatures
Exhibit Index
EXHIBIT 5.1
EXHIBIT 23.2

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV of Form S-3. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by a Registration Statement on Form S-3 (Registration No. 333-112074) (the “Prior Registration Statement”) declared effective on February 11, 2004 by the Securities and Exchange Commission (the “Commission”), and is being filed for the sole purpose of registering the offer and sale of an additional 575,000 shares of Common Stock of the Registrant.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     In accordance with General Instruction IV to Form S-3 and Rule 462(b) promulgated under the Securities Act, this Registration Statement incorporates by reference the contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, and including the Rule 430A information thereto to be filed pursuant to Rule 424(b) on the date of this Registration Statement.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on this 11th day of February, 2004.

CEPHEID

By:	/s/ JOHN L. BISHOP

John L. Bishop Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ JOHN L. BISHOP John L. Bishop	Chief Executive Officer and Director	February 11, 2004

Principal Financial Officer and Principal Accounting Officer:
/s/ JOHN R. SLUIS* John R. Sluis	Chief Financial Officer	February 11, 2004

Additional Directors:
/s/ ROBERT J. EASTON* Robert J. Easton	Director	February 11, 2004

/s/ THOMAS L. GUTSHALL* Thomas L. Gutshall	Chairman of the Board of Directors	February 11, 2004

/s/ CRISTINA H. KEPNER* Cristina H. Kepner	Director	February 11, 2004

/s/ DEAN O. MORTON* Dean O. Morton	Director	February 11, 2004

/s/ KURT PETERSEN* Kurt Petersen, Ph.D.	Director	February 11, 2004

/s/ HOLLINGS C. RENTON* Hollings C. Renton	Director	February 11, 2004

*By:	/s/ JOHN L. BISHOP

John L. Bishop, attorney-in-fact

Exhibit Index

Exhibit
Number	Exhibit description

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent auditors